Exhibit 99.1

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of British Columbia, Alberta, Manitoba and Ontario, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. The securities offered by this short form prospectus have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws. Accordingly, these securities may not be offered, sold or delivered within the United States of America, its territories or possessions or to or for the account or benefit of a U.S. Person as defined in Regulation S under the U.S. Securities Act except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities laws or under exemptions from those laws. This short form prospectus does not constitute an offer to sell or solicitation of an offer to buy any of these securities in the United States of America, its territories or possessions. See “Plan of Distribution”.
Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President & Corporate Secretary of the Company at 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1 (telephone (604) 688-8323), and are also available electronically at www.sedar.com.

New Issue	January 29, 2010
Preliminary Short Form Prospectus
IVANHOE ENERGY INC.
41,666,667 Common Shares and 10,416,667 Purchase Warrants
Issuable upon Conversion of
41,666,667 Outstanding Special Warrants
This prospectus qualifies the distribution of 41,666,667 common shares (“Common Shares”) and 10,416,667 common share purchase warrants (the “Purchase Warrants”) of Ivanhoe Energy Inc. (the “Company” or “Ivanhoe”) issuable upon the conversion of 41,666,667 outstanding special warrants (the “Special Warrants”) of the Company (the “Distribution”). The Special Warrants were issued by the Company on January 26 and January 28, 2010 at a price of Cdn.$3.00 per Special Warrant (the “Offering”) for gross proceeds of Cdn.$125,000,001. No additional consideration will be received by the Company and no commission or fee will be payable by the Company in connection with the issue of the Common Shares and the Purchase Warrants (collectively, the “Underlying Securities”) upon the conversion of the Special Warrants. The issue price of the Special Warrants was determined by negotiation between the Company and Macquarie Capital Markets Canada Ltd. (the “Agent”). See “Plan of Distribution”.
Each Special Warrant entitles the holder thereof to receive, without the payment of additional consideration, upon conversion, one (1) Common Share and one quarter (0.25) of one Purchase Warrant subject to adjustment in accordance with the provisions of the special warrant indenture (the “Special Warrant Indenture”) among the Company, the Agent and CIBC Mellon Trust Company (the “Trustee”) dated January 26, 2010. Special Warrants may be converted by the holder at any time until the earlier of (i) February 25, 2010 (the “Release Deadline”) and (ii) the date upon which a final receipt has been issued for this short form prospectus by the securities commission or similar regulatory authority in each of the Provinces of British Columbia, Alberta, Manitoba and Ontario (the “Release Condition”). If the Release Condition is satisfied on or before the Release Deadline, the Special Warrants will be deemed to have been converted into Underlying Securities on the first business day after the date on which the Release Condition is satisfied.

Upon the completion of the Offering, the gross proceeds of the Offering (the “Offering Proceeds”) were deposited in escrow with the Trustee and invested in short term obligations of, or guaranteed by, the Government of Canada (and other approved instruments) pending delivery by the Company to the Trustee of a notice that the Release Condition has been satisfied. If the Release Condition is satisfied on or before the Release Deadline, the Offering Proceeds and all interest earned on the Offering Proceeds while held by the Trustee in escrow, less the Agent’s commission and interest thereon, will be released to the Company.
If the Release Condition is not satisfied on or before the Release Deadline, the Trustee will return to each holder of Special Warrants an amount equal to Cdn.$3.00 multiplied by the number of Special Warrants held plus a termination payment equivalent to such holder’s pro rata entitlement to interest earned on the Offering Proceeds while held by the Trustee in escrow (less any applicable withholding taxes). If a holder of Special Warrants elects to convert any such Special Warrants into Underlying Securities prior to the satisfaction of the Release Condition, the Offering Proceeds deposited in escrow in respect of the Special Warrants so converted, together with interest thereon, will be released from escrow as directed by the Company for the Company’s use in its absolute discretion (less the Agent’s commission) and such holder will no longer be entitled to the return of such Offering Proceeds or any interest thereon.
The Company has granted to the Agent an option (the “Agent’s Option”) to offer for sale to the public pursuant to prospectus exemptions under applicable securities legislation, up to an aggregate of 8,333,333 additional Special Warrants (the “Option Special Warrants”) on the same terms and conditions as the Offering except that the Release Deadline will be 30 days after the date upon which any such Option Special Warrants are issued. The Agent’s Option may be exercised by the Agent, in whole or in part at any time prior to February 22, 2010. This short form prospectus does not qualify the grant of the Agent’s Option, the distribution of any Option Special Warrants or the distribution of any Underlying Securities issuable upon the conversion of any Option Special Warrants. If the Agent’s Option is exercised, in whole or in part, and any of the Option Special Warrants are issued and sold, the proceeds of such sale will be deposited in escrow and the Company will be required to file and obtain a receipt for a separate short form prospectus qualifying the distribution of the Underlying Securities issuable upon the conversion of any Option Special Warrants issued pursuant to the exercise of the Agent’s Option on the same terms and conditions as this Offering. See “Plan of Distribution”.
Investors should rely only on the information contained in or incorporated by reference in this short form prospectus. The Company has not authorized anyone to provide investors with different information. Investors should not assume that the information contained in this short form prospectus is accurate as of any date other than the date on the front page of this short form prospectus.
The Common Shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “IE” and quoted on the NASDAQ Capital Market (“NASDAQ”) under the symbol “IVAN”. On January 26, 2010, the closing price of the Common Shares was Cdn.$3.09 on TSX and U.S.$2.92 on NASDAQ. Both TSX and NASDAQ have conditionally approved the listing of the Common Shares issuable upon the conversion of the Special Warrants and the exercise of the Purchase Warrants. Listing will be subject to completion of all of the listing requirements of TSX and NASDAQ.
There is currently no market through which the Special Warrants or the Purchase Warrants may be sold and purchasers may not be able to resell the Special Warrants purchased under the Offering or the Purchase Warrants received upon conversion of the Special Warrants. This may affect the pricing of the Special Warrants and the Purchase Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Special Warrants and Purchase Warrants and the extent of issuer regulation. See “Risk Factors”.

Investment in the Special Warrants and the Underlying Securities should be considered speculative due to various factors, including the nature of Ivanhoe’s business and present stage of development of its projects. The business of the Company is subject to the risks normally encountered in the international oil and gas industry and additional risks relating to its heavy oil upgrading technology. See “Risk Factors”.

	Subscription	Agent’s	Net Proceeds to
	Price	Commission(1)	Ivanhoe(2)
Per Special Warrant	Cdn.$3.00	Cdn.$0.084	Cdn.$2.916
Total Offering(3)	Cdn.$125,000,001	Cdn.$3,500,000	Cdn.$121,500,001

(1)	The Company is obliged to pay the Agent an aggregate cash commission of Cdn.$3,500,000 being equal to approximately 2.8% of the gross proceeds from the Offering. The Agent’s commission will be paid if, as and when the Offering Proceeds are released from escrow. See “Plan of Distribution”.

(2)	Represents the amount of the Offering Proceeds that Ivanhoe will receive if, as and when the Offering Proceeds are released from escrow after deducting the Agent’s commission, but before deducting the expenses of the Offering, estimated at approximately Cdn.$500,000, which are being paid by the Company and a finder’s fee payable by the Company to a third party in the amount of Cdn.$750,000. See “Plan of Distribution”.

(3)	The Offering was completed in two stages on January 26 and January 28, 2010. No additional consideration is payable by the holders of Special Warrants in connection with the Distribution.
Certain legal matters in connection with the Offering and the Distribution are being reviewed on behalf of the Company by Goodmans and on behalf of the Agent by Burnet, Duckworth & Palmer LLP.
The head office of the Company is located at 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1 and its registered office is located at Suite 300, 204 Black Street, Whitehorse, Yukon, Y1A 2M9.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President & Corporate Secretary of the Company at 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1 (telephone (604) 688-8323), and are also available through the internet at www.sedar.com.
The following documents, filed by the Company with securities commissions or similar authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this short form prospectus:
1.	annual report on Form 10-K dated March 16, 2009 (the “AIF”) as filed on SEDAR on March 16, 2009 (other than the information therein that is modified or superseded by the Revised Annual Financial Statements and the Revised MD&A);
2.	revised audited comparative consolidated financial statements of the Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, 2007 and 2006, together with the notes thereto and the auditor’s report thereon (the “Revised Annual Financial Statements”) as filed on SEDAR on January 29, 2010;
3.	revised management’s discussion and analysis of financial condition and operations of the Company for the year ended December 31, 2008 (the “Revised MD&A”) as filed on SEDAR on January 29, 2010;
4.	unaudited condensed consolidated interim financial statements of the Company for the three and nine month periods ended September 30, 2009 and 2008, together with the notes thereto(1) as filed on SEDAR on November 9, 2009;

5.	management’s discussion and analysis of the financial condition and operations of the Company for the three month and nine month periods ended September 30, 2009 and 2008 as filed on SEDAR on November 9, 2009;
6.	management information circular dated March 13, 2009 prepared in connection with Ivanhoe’s annual meeting of shareholders held on April 15, 2009 as filed on SEDAR on March 16, 2009;
7.	material change report dated July 27, 2009 respecting the sale by the Company of all of its oil and gas exploration and production operations in the United States (the “U.S. Disposition”) as filed on SEDAR on July 27, 2009;
8.	material change report dated January 29, 2010 respecting the completion of the Offering, as filed on SEDAR on January 29, 2010; and
9.	report on reserves data by independent qualified reserves evaluator or auditor (on Form 51-101F2) by GLJ Petroleum Consultants Ltd. and Netherland, Sewell & Associates, Inc. and report of management and directors on oil and gas disclosure (on Form 51-101F3) of the Company, as filed on SEDAR on March 16, 2009.

Note:

(1)	The December 31, 2008 balance sheet presented for comparative purposes in the unaudited condensed consolidated interim financial statements of the Company for the three and nine month periods ended September 30, 2009, presented the Company’s U.S. future income tax assets and liabilities on a net basis; however, the December 31, 2008 balance sheet presented in the Revised Annual Financial Statements presents the U.S. future income tax assets and liabilities separately to conform with the presentation of the discontinued operations.
Any document required to be incorporated by reference which is filed by Ivanhoe with the securities commissions or similar authorities in Canada subsequent to the date of this short form prospectus and prior to the closing of the Offering shall be deemed to be incorporated by reference in this short form prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this short form prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not constitute a part of this short form prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute a part of this short form prospectus.
FORWARD LOOKING INFORMATION
This short form prospectus and the documents incorporated by reference herein contain “forward-looking statements” which may include, but are not limited to, statements with respect to the use of the Offering Proceeds, the first commercial applications of the Company’s HTL™ technology, the fulfillment of the Release Condition on or before the Release Deadline, the future financial or operating performances of

Ivanhoe, its subsidiaries and its projects, the timing and amount of estimated future production revenues, margins, costs of production, capital, operating and exploration expenditures, cost and timing of the development of new deposits, costs and timing of future exploration, cost and timing of plant and equipment, requirements for additional capital, government regulation of oil and gas operations, environmental risks, reclamation and rehabilitation expenses, title disputes or claims and limitations of insurance coverage. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might”, or “will” be taken, occur or be achieved.
Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors, both general and specific, which may cause the actual results, performance or achievements of Ivanhoe and/or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Express or implied forward-looking statements are typically based on certain fundamental assumptions, including that the Company will have timely access to the financial resources it requires in order to carry out its business activities within an anticipated timeframe, that all requisite regulatory and third party approvals sought will be granted in the ordinary course of business, that anticipated risks and uncertainties can be adequately managed without undue expense or delay and that unanticipated risks and uncertainties will not be manifested in actual results that have materially adverse consequences for the Company, its business and the likelihood of achieving its corporate objectives. Such risks, uncertainties and other factors include Ivanhoe’s short history of limited revenue, losses and negative cash flow from its current exploration and development activities in Canada, Ecuador, China and Mongolia; its limited cash resources and consequent need for additional financing; its ability to raise additional financing; uncertainties as to the potential commercial success of the Company’s HTL™ upgrading technology; uncertainties regarding the potential success of the Company’s oil and gas exploration and development properties in Canada, Ecuador, China and Mongolia; oil price volatility; oil and gas industry operational hazards and environmental concerns; government regulation and requirements for permits and licenses, particularly in the foreign jurisdictions in which Ivanhoe and its subsidiaries carry on business; title matters; risks associated with carrying on business in foreign jurisdictions; conflicts of interests; competition for a limited number of what appear to be promising oil and gas exploration properties from larger more well financed oil and gas companies; and other statements contained herein regarding matters that are not historical facts; as well as those factors discussed in the section entitled “Risk Factors” in this short form prospectus.
Although Ivanhoe has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this short form prospectus based on the opinions, estimates and assumptions of management, and Ivanhoe disclaims any obligation to update any forward-looking statements, whether as a result of new information, estimates, opinions or assumptions, future events or results or otherwise except to the extent required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The forward-looking statements in this short form prospectus are expressly qualified by this cautionary statement.

CURRENCY AND EXCHANGE RATE INFORMATION
In this short form prospectus, all references to “US$” are to United States dollars and all references to “Cdn$” are to Canadian dollars. The following table sets forth, for each of the years indicated, the year end exchange rate, the average closing rate and the high and low closing exchange rates of one Canadian dollar in exchange for United States dollars as quoted by the Bank of Canada. The Bank of Canada noon exchange rate for one Canadian dollar in exchange for United States dollars on January 28, 2010 was US$0.9396.

	Year Ended December 31,
	2007		2008		2009
High	US$	1.103	US$	1.0289	US$	0.9755
Low	US$	0.8419	US$	0.7688	US$	0.7653
Average	US$	0.9304	US$	0.9381	US$	0.8757
Year End	US$	1.0088	US$	0.821	US$	0.9515
IVANHOE ENERGY INC.
In this short form prospectus, unless the context otherwise requires, “Ivanhoe” or the “Company” refers to Ivanhoe Energy Inc. together with its wholly-owned subsidiaries.
Incorporation and Offices
Ivanhoe was incorporated under the Business Corporations Act (Yukon) (the “YBCA”) on February 21, 1995 under the name 888 China Holdings Limited. On June 3, 1996, the Company changed its name to Black Sea Energy Ltd., and on June 24, 1999, the Company changed its name to Ivanhoe Energy Inc. The Company’s head office is located at Suite 654-999 Canada Place, Vancouver, British Columbia, V6C 3E1, and its registered and records office is located at 300-204 Black Street, Whitehorse, Yukon, Y1A 2M9.
Summary Description of Business
     Overview
Ivanhoe is an international heavy-oil development and production company. Core operations are in Canada, Ecuador, China and the United States. The Company pursues potential new business development opportunities around the world on an ongoing basis. The Company uses technologically innovative methods and proprietary technologies in the development of heavy-oil and other oil and gas assets. This includes the application of the Company’s patented, HTL™ (Heavy-to-Light) heavy-oil upgrading process.
The Company currently has two key heavy oil appraisal and development projects: the Tamarack Project in Canada and the Pungarayacu Project in Ecuador. It is anticipated that these projects will provide for the first commercial applications of the Company’s HTL™ technology in major, integrated heavy oil operations.
The Tamarack Project is an in-situ heavy oil development project located in the Athabasca oil sands region in Alberta. The Company intends to use steam assisted gravity drainage (“SAGD”) development techniques coupled with Ivanhoe’s integrated HTL™ upgrading process to achieve a less invasive environmental footprint compared to conventional SAGD and upgrading operations. The environmental benefits of integrated HTL™ field upgrading are expected to include reduced lifecycle greenhouse gas emissions, as well as benefits accruing from the elimination, or virtual elimination, of the need for diluents and natural gas.

The Company’s Pungarayacu Project involves a services contract with Empresa Estatal de Petroleos del Ecuador, Petroecuador (“Petroecuador”), the state oil company of Ecuador, and Petroecuador’s affiliate, Empresa Estatal de Exploracion y Produccion de Petroleos del Ecuador, Petroproduccion (“Petroproduccion”). Under the terms of the services contract, the Company will carry out the appraisal and development of Block 20, a large heavy oil property in Ecuador. Block 20 is an area of approximately 426 square miles located approximately 125 miles southeast of Quito, and contains the 250 square-mile Pungarayacu oil field. As with the Tamarack Project, Ivanhoe intends to apply its HTL™ upgrading technology to the development of Pungarayacu reservoirs containing heavier crude oil. As a service provider to Petroproduccion, the Company is responsible for producing oil from the area covered by the services contract and delivering it to Petroproduccion in consideration for which it is entitled to receive a fee per barrel of oil produced and delivered.
The Company also engages in conventional exploration and production of oil and gas in Asia through its subsidiary, Sunwing Energy Ltd. (“Sunwing”), which currently produces approximately 1,500 barrels of light oil per day in Dagang, in China’s Hebei province pursuant to a production-sharing agreement with Petrochina Corporation Limited (“PetroChina”) in which Sunwing is the operator. In addition, Sunwing is the operator in a 650,000-acre gas exploration block in Zitong, Sichuan Province, with its 10% partner, Mitsubishi Gas Chemical Company.
The Company’s HTL™ technology research and development team is based in Houston, Texas and its Feedstock Test Facility (“FTF”), a long-term testing facility, is located at Southwest Research Institute in San Antonio, Texas. The FTF is intended to facilitate design optimization of commercial facilities and the testing of samples of third-party crudes on a manageable scale.
     Recent Developments
On July 17, 2009, the Company completed the U.S. Disposition, pursuant to which it sold all of its oil and gas exploration and production operations in the United States, including production properties and infrastructure in California and Texas and additional exploration acreage in California, to a subsidiary of Seneca Resources Corporation for approximately U.S.$39.2 million. All of the reserves reported as attributable to the Company’s United States properties in the AIF, the Form 51-101F2 report prepared by Netherland, Sewell & Associates, Inc. and the Form 51-101F3 report prepared by the Company’s management and directors were disposed of pursuant to the U.S. Disposition. The proceeds from the U.S. Disposition were used to fund the ongoing appraisal and development of the Tamarack Project and the Pungarayacu Project and for general corporate purposes.
On November 26, 2009, the Company completed a share exchange transaction with the shareholders of PanAsian Petroleum Inc. (“PanAsian”), pursuant to which the Company acquired all of the issued and outstanding equity securities of PanAsian, an Alberta company that holds a production sharing contract in respect of Block XVI, a large, petroleum exploration property in central Mongolia. Block XVI, covering 16,839 square kilometres, contains four significant sub-basins and is approximately 100 kilometres southeast of the capital, Ulaanbaatar. The Trans-Mongolian Railway, linking railway networks and markets in Russia, to the north, and China, to the south, runs through the western end of Block XVI, closely following Mongolia’s main north-south highway. The target on Block XVI is light oil, consistent with discoveries by PetroChina and Sinopec Corp. in Mongolia and other similar discoveries in China’s adjacent Inner Mongolia region.

Inter-corporate Relationships
The following table sets out the subsidiaries of the Company, their jurisdictions of incorporation and the Company’s ownership interest in those subsidiaries:

Name of Subsidiary	Jurisdiction of Incorporation	Ownership
Ivanhoe Energy Mongolia Inc.	Alberta	100%
PanAsian Energy Ltd.	Nevis	100%
Shaman LLC	Mongolia	100%
Ivanhoe Energy Canadian Holdings Inc.	Alberta	100%
Ivanhoe Energy International Inc.	British Virgin Islands	100%
Ivanhoe Energy Holdings Inc.	Nevada	100%
Ivanhoe Energy Petroleum Projects Inc.	Nevada	100%
Ivanhoe Energy HTL Inc.	Nevada	100%
Ivanhoe HTL Petroleum Ltd.	Nevada	100%
Ivanhoe Energy HTL (USA) Inc.	Nevada	100%
Ivanhoe Energy Canada Inc.	Alberta	100%
Ivanhoe Energy International Ventures Inc.	British Virgin Islands	100%
Ivanhoe Energy (Latin America) Inc.	British Virgin Islands	100%
Ivanhoe Energy (Middle East) Inc.	British Virgin Islands	100%
Energy Resources Development Japan Corporation(1)	Japan	99%
Sunwing Holding Corporation	Barbados	100%
Sunwing Energy Ltd.	Bermuda	100%
Sunwing Management Limited	Hong Kong	100%
Sunwing Zitong Energy Ltd.	British Virgin Islands	100%
Pan-China Resources Ltd.	British Virgin Islands	100%
Dagang Resources Ltd.	British Virgin Islands	100%
Ivanhoe Energy Advisory Inc.	British Virgin Islands	100%
Ivanhoe Energy MENA Inc.	British Columbia	100%
Ivanhoe Energy Latin America Inc.	British Columbia	100%
Ivanhoe Energy Ecuador Inc.	British Columbia	100%

Note:

(1)	This corporation is in voluntary dissolution.

USE OF PROCEEDS
Upon the completion of the Offering, all of the Offering Proceeds were deposited in escrow with the Trustee and invested in short term obligations of, or guaranteed by, the Government of Canada (and other approved instruments) pending delivery by the Company to the Trustee of a notice that the Release Condition has been satisfied. If the Release Condition is not satisfied on or before the Release Deadline (February 25, 2010), the Offering Proceeds and all interest earned thereon while in escrow will be returned to the holders of the Special Warrants. See “Plan of Distribution”.
If the Release Condition is satisfied on or before the Release Deadline, the Offering Proceeds and all interest earned on the Offering Proceeds while held by the Trustee in escrow, less the Agent’s commission and interest thereon, will be released to the Company. The net Offering Proceeds received by the Company will be approximately Cdn. $120,250,001 after deducting the Agent’s aggregate commission of Cdn.$3,500,000, a finder’s fee payable to a third party in the amount of Cdn.$750,000 and the expenses of the Offering which are estimated at Cdn.$500,000. The Company intends to use the net Offering Proceeds as set forth in the table below.

Estimated
Expenditure
Description	(Cdn.$)
Tamarack Project, Canada:
– 2010 Delineation Drilling Program	$13,300,000
– Initial Infrastructure Engineering and Development	$8,500,000
– HTL™ Engineering and Integration Studies	$25,200,000
– Regulatory Approval Application Preparation	$4,300,000
– Human Resources and Project Development Services	$2,400,000

Pungarayacu Project, Ecuador:
– 2010 Delineation Drilling Program	19,400,000
– Seismic Acquisition, Processing and Interpretation	$8,300,000
– Human Resources and Project Development Services	$2,300,000
– Environmental Studies	$400,000

Zitong Project, China
– 2010 Exploratory Well Drilling Program	$11,600,000
Ongoing HTL™ Technology Development Program	$3,000,000
Working Capital and General Corporate Purposes	$21,550,001

Total:	$120,250,001

The use of the Offering Proceeds by the Company is consistent with the Company’s business objectives of pursuing long term growth in its reserve base and production using advanced technologies, including its HTL™ technology. There is no particular significant event or milestone that must occur during 2010 for the Company’s business objectives to be accomplished. While management expects to use the net Offering Proceeds as stated above, there may be circumstances that are not known at this time where a reallocation of the net Offering Proceeds may be advisable for business reasons that management believes are in the best interests of the Company.
CONSOLIDATED CAPITALIZATION
The following table sets out the consolidated capitalization of Ivanhoe as at the dates indicated. This table should be read in conjunction with the consolidated financial statements of Ivanhoe for the three months ended September 30, 2009 and notes thereto incorporated by reference in this short form prospectus both before and after giving effect to the Offering.

		Outstanding as at
		September 30, 2009,
	Outstanding as at	after giving effect
	September 30, 2009	to the Offering
	(stated in thousands of U.S. Dollars)
Bank indebtedness — current	$6,724	$6,724
Convertible Note payable — long term(1)	36,094	36,094
Long term obligation(2)	1,900	1,900
Share capital, Common Shares	414,010	414,010
Common Share purchase warrants(3)	18,805	18,805
Special Warrants(4)	—	113,379
Contributed surplus	19,065	19,065
Convertible Note payable — equity component(5)	2,086	2,086
Accumulated deficit	(243,920)	(243,920)

Total consolidated capitalization	$254,764	$368,143

Note:

(1)	In July 2008, as part of the acquisition of the Tamarack project, the Company issued a convertible promissory note (the “Convertible Note”) to Talisman Energy Canada in the principal amount of Cdn.$40 million bearing interest at a rate per year equal to the prime rate plus 2%, calculated daily and not compounded, payable semi-annually and maturing in July 2011. The Convertible Note is convertible (as to the outstanding principal amount), at the holder’s option, into a maximum of 12,779,552 Common Shares at Cdn.$3.13 per Common Share. The Convertible Note has not, to date, been converted in whole or in part.

(2)	Pursuant to its acquisition of rights to the HTL™ technology, the Company assumed an obligation to pay $1.9 million in the event, and at such time, that the sale of units incorporating the HTL™ technology for petroleum applications reach a total of $100 million. This obligation is recorded in the Company’s consolidated balance sheet.

(3)	In April 2006, the Company issued 11,400,000 Common Share purchase warrants. Each such Common Share purchase warrant originally entitled the holder to purchase one common share at a price of $2.63 per share until April 7, 2011. In September 2007, these Common Share purchase warrants were listed on TSX and the exercise price was changed to Cdn.$2.93.

(4)	The proceeds from the Special Warrants have not, as of the date of this short form prospectus been allocated to Common Share capital and Purchase Warrants.

(5)	Under Canadian generally accepted accounting principles, the Convertible Note is assessed based on the substance of the contractual arrangement in determining whether it exhibits the fundamental characteristic of a financial liability or equity. Management has concluded that the Convertible Note exhibits characteristics that are in the nature of a liability; however, the embedded conversion feature is equity in nature and is required to be bifurcated and disclosed separately within shareholders’ equity.

PLAN OF DISTRIBUTION
On January 26 and January 28, 2010, the Company sold to purchasers, pursuant to prospectus exemptions under applicable securities legislation, a total of 41,666,667 Special Warrants at an issue price of Cdn.$3.00 per Special Warrant for aggregate gross proceeds of Cdn.$125,000,001. In connection with the sale of the 41,666,667 Special Warrants, the Company and the Agent entered into an agency agreement dated as of January 12, 2010 (the “Agency Agreement”). Pursuant to the Agency Agreement, the Agent is entitled to receive, upon the release from escrow of the Offering Proceeds, an aggregate commission of Cdn.$3,500,000 for its services in connection with the sale of the Special Warrants, being equal to approximately 2.8% of the total Offering Proceeds from the sale of the Special Warrants. The issue price of the Special Warrants was determined by negotiation between the Company and the Agent.
In the Agency Agreement, the Company agreed that, regardless of whether or not the Distribution was completed, the Company would be responsible for and, where applicable, reimburse the Agent for all costs and expenses of or incidental to the Offering and Distribution, including, without limitation, the out of pocket expenses of the Agent, and the Agent’s reasonable legal fees and expenses. The Company also agreed to indemnify the Agent, its respective affiliates and each of its respective directors, officers, employees and agents from and against certain liabilities and expenses and to contribute to payments that the Agent may be required to make in respect thereof.
The Company has also agreed to pay a finder’s fee of Cdn.$750,000 in respect of a subscription for Special Warrants by an overseas institutional investor. The finder’s fee will be paid when the Offering Proceeds are released from escrow.
Each Special Warrant entitles the holder thereof to receive, without the payment of additional consideration, upon conversion, one (1) Common Share and one quarter (0.25) of one Purchase Warrant subject to adjustment in accordance with the provisions of the Special Warrant Indenture. Special Warrants may be converted by the holder at any time until the earlier of (i) the Release Deadline, and (ii) the date upon which the Release Condition is satisfied. If the Release Condition is satisfied on or before the Release Deadline, the Offered Special Warrants will be deemed to have been converted into Underlying Securities on the first business day after the date on which the Release Condition is satisfied. No commission or fee will be payable to the Agent or otherwise by the Company in connection with the conversion of the Special Warrants into the Underlying Securities.
Holders of Special Warrants do not as such have any rights attached to the Underlying Securities until the Special Warrants are converted and the Underlying Securities issuable upon the conversion of the Special Warrants are issued as provided for in the Special Warrant Indenture.
Upon the completion of the Offering, the Offering Proceeds were deposited in escrow with the Trustee and invested in short term obligations of, or guaranteed by, the Government of Canada (and other approved instruments) pending delivery by the Company to the Trustee of a notice that the Release Condition has been satisfied. If the Release Condition is satisfied on or before the Release Deadline, the Offering Proceeds and all interest earned on the Offering Proceeds while held by the Trustee in escrow, less the Agent’s commission and interest thereon, will be released to the Company.

If the Release Condition is not satisfied on or before the Release Deadline, the Trustee will return to each holder of Special Warrants an amount equal to Cdn.$3.00 multiplied by the number of Special Warrants held and a termination payment equivalent to such holder’s pro rata entitlement to interest earned on the Offering Proceeds while held by the Trustee in escrow less any applicable withholding taxes. If a holder of Special Warrants elects to convert any such Special Warrants into Underlying Securities prior to the satisfaction of the Release Condition, the Offering Proceeds deposited in escrow in respect of the Special Warrants so converted, together with interest thereon, will be released from escrow as directed by the Company for the Company’s use in its absolute discretion and such holder will no longer be entitled to the return of such Offering Proceeds or interest thereon.
Pursuant to the Agent’s Option, the Agent has the right to offer for sale to the public, pursuant to prospectus exemptions under applicable securities legislation, up to an aggregate of 8,333,333 Option Special Warrants. The terms and conditions of the sale of any Option Special Warrants will be the same as the terms and conditions as the Offering except that the Release Deadline will be 30 days after the date upon which any such Option Special Warrants are issued. The Agent’s Option may be exercised by the Agent, in whole or in part at any time prior to February 22, 2010. This short form prospectus does not qualify the grant of the Agent’s Option, the distribution of any Option Special Warrants or the distribution of any Underlying Securities issuable upon the conversion of any Option Special Warrants. If the Agent’s Option is exercised, in whole or in part, and any of the Option Special Warrants are issued and sold, the proceeds of such sale will be deposited in escrow and the Company will be required to file and obtain a receipt for a separate short form prospectus qualifying the distribution of the Underlying Securities issuable upon the conversion of any Option Special Warrants issued pursuant to the exercise of the Agent’s Option on the same terms and conditions as this Offering.
This short form prospectus is being filed to qualify the distribution of the Underlying Securities to be issued upon the conversion of the Special Warrants issued pursuant to the Offering and the exercise of the Purchase Warrants. Underlying Securities issued pursuant to any conversion by a holder prior to the satisfaction of the Release Condition (the issuance of a final receipt for this short form prospectus by the securities commission or similar regulatory authority in each of the Provinces of British Columbia, Alberta, Manitoba and Ontario) will be subject to the resale restrictions described in the subscription agreement between the purchaser and the Company pursuant to which the purchaser purchased, and the Company issued and sold, the Special Warrants.
The Common Shares are listed and posted for trading on TSX under the symbol “IE” and quoted on NASDAQ under the symbol “IVAN”. On January 26, 2010, the date upon which the Special Warrants were first issued, the closing price of the Common Shares was Cdn.$3.09 on TSX and U.S.$2.92 on NASDAQ. TSX and NASDAQ have each conditionally approved the listing of the Common Shares issuable upon the conversion of the Special Warrants and the Common Shares issuable upon any exercise of the Purchase Warrants. Such listing is subject to completion of all applicable TSX and NASDAQ requirements.
There is currently no market through which the Special Warrants or the Purchase Warrants may be sold and purchasers may not be able to resell the Special Warrants purchased under the Offering or the Purchase Warrants received upon conversion of the Special Warrants. This may affect the pricing of the Special Warrants and the Purchase Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Special Warrants and the Purchase Warrants and the extent of issuer regulation. See “Risk Factors”.
In the Agency Agreement, the Company agreed that it will not, until March 27, 2010, except in respect of the issuance of:
(a)	the Underlying Securities in respect of the Special Warrants issued in the Distribution;

(b)	the Option Special Warrants and the Underlying Securities in respect of the Option Special Warrants, if any;
(c)	Common Shares pursuant to the exercise of the Purchase Warrants issued upon the conversion of the Special Warrants issued in the Distribution or the Option Special Warrants, if any; or
(d)	Common Shares to satisfy obligations pursuant to: (i) incentive compensation stock options outstanding as at January 12, 2010 or issued thereafter under the Company’s existing equity incentive plan; or (ii) other instruments or securities convertible into Common Shares outstanding as at January 12, 2010;
offer, or announce the offering of, or enter into or make any agreement or understanding, or announce the making or entry into of any agreement or understanding, to issue, sell or exchange any Common Shares or securities exchangeable or convertible for Common Shares without the prior written consent of the Agent, which shall not be unreasonably withheld.
The Special Warrants and the Underlying Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws, and accordingly may not be offered or sold within the United States or to U.S. persons (as such term is defined in Regulation S under the U.S. Securities Act) except in transactions exempt from the registration requirements of the 1933 Act and applicable state securities laws. The Agency Agreement permitted the Agent to offer and sell the Special Warrants to certain accredited investors in the United States, provided such offers and sales were made in accordance with Regulation D under the U.S. Securities Act.
The Agent has agreed that, except as permitted by the Agency Agreement, it will not offer, sell or deliver the Special Warrants and the Underlying Securities to, or for the account or benefit of, U.S. persons (a) as part of its distribution at any time, or (b) until 40 days after completion of the Offering (the “Distribution Compliance Period”) and it will send to any distributor, dealer or person receiving a selling concession, fee or other remuneration to which it sells Special Warrants or the Underlying Securities during the Distribution Compliance Period a confirmation or other notice setting forth the above-noted restrictions on offers and sales of the Special Warrants or the Underlying Securities within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S under the U.S. Securities Act.
DESCRIPTION OF SHARE CAPITAL AND PURCHASE WARRANTS
The authorized share capital of Ivanhoe consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value (“Preferred Shares”). As of the date of this short form prospectus, there are 282,043,626 Common Shares and no Preferred Shares issued and outstanding. Rights and restrictions in respect of the Common Shares and the Preferred Shares are set out in Ivanhoe’s articles of incorporation and in its governing statute, the YBCA, and the regulations thereto.
     Common Shares
The holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by the directors, and to receive a pro rata share of the remaining property and assets of Ivanhoe in the event of liquidation, dissolution or winding up. The Common Shares have no pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or to assessment by Ivanhoe. The YBCA provides that the rights and provisions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by a majority of not less than 2/3 of the votes cast in person or by proxy by holders of shares of that class.

     Preferred Shares
The Preferred Shares as a class rank senior to the Common Shares as to the payment of dividends and the distribution of property and assets on the liquidation, dissolution or winding-up of Ivanhoe. Holders of Preferred Shares are not entitled to any voting rights as a class except as may be provided under the YBCA and except that the directors of Ivanhoe are empowered to attach to any series of voting rights relating to the election of directors on a default in payment of dividends.
Preferred Shares are issuable in one or more series, each consisting of such number of Preferred Shares as may be fixed by Ivanhoe’s directors. Ivanhoe’s directors may from time to time, by resolution passed before the issue of any Preferred Shares of a particular series, alter the constating documents of Ivanhoe to determine the designation of the Preferred Shares of that series and to fix the number of Preferred Shares therein and alter the constating documents to create, define and attach special rights and restrictions to the preference shares of that series, including, without limitation, the following: (i) the nature, rate or amount of dividends and the dates, places and currencies of payment thereof; (ii) the consideration for, and the terms and conditions of, any purchase of the Preferred Shares for cancellation or redemption; (iii) conversion or exchange rights; and (iv) the terms and conditions of any share purchase plan or sinking fund.
     Purchase Warrants
The Purchase Warrants issuable upon the exercise or deemed exercise of the Special Warrants will be issued pursuant to a common share purchase warrant indenture dated January 26, 2010 (the “Purchase Warrant Indenture”) among the Company, the Agent and CIBC Mellon Trust Company, in its capacity as the warrant trustee. Pursuant to the terms of the Offering, one (1) Purchase Warrant entitles the holder to purchase one (1) Common Share at a price of Cdn.$3.16 for a period of one (1) year following the date of issue of the Special Warrants.
The Common Shares underlying the Purchase Warrants, when issued upon exercise of the Purchase Warrants, will be fully paid and non-assessable. Ivanhoe is not required to issue fractional Common Shares upon the exercise of Purchase Warrants and a holder of Purchase Warrants may not exercise less than one whole Purchase Warrant at any time. A holder of Purchase Warrants will not possess any rights as a shareholder of Ivanhoe until he or she exercises Purchase Warrants and acquires Common Shares.
The Purchase Warrant Indenture provides for adjustment in the number of Common Shares issuable upon the exercise of the Purchase Warrants and/or the exercise price per Common Share in the event of: (i) the subdivision or consolidation of the Common Shares or issuance of a stock dividend on the Common Shares or other distribution of Common Shares or securities convertible into Common Shares (other than a “dividend paid in the ordinary course”, as defined in the Purchase Warrant Indenture); (ii) the issuance of rights, options or warrants to purchase Common Shares or securities convertible into Common Shares at less than 95% of the “current market price” (as defined in the Purchase Warrant Indenture) of the Common Shares; and (iii) the distribution to all or substantially all the holders of Common Shares of shares of any other class or of rights, options or warrants (other than those referred to in (ii), above) to acquire Common Shares or securities convertible into Common Shares or property or other assets of Ivanhoe or of evidences of indebtedness or of assets. The Purchase Warrant Indenture also provides for adjustment in the class and/or number of securities issuable upon the exercise of the Purchase Warrants and/or exercise price per security in the event of: (i) any reclassification of the Common Shares; (ii) an amalgamation, merger, consolidation or other business combination of Ivanhoe with another entity; or (iii) the transfer of all or substantially all of the assets of Ivanhoe.

No adjustment in the exercise price or the number of Common Shares purchasable upon the exercise of the Purchase Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1%. Holders of Purchase Warrants do not have any voting or pre-emptive rights or any other rights, which a holder of Common Shares has. The rights of the holders of Purchase Warrants are subject to modification by “extraordinary resolution”, which will be defined in the Purchase Warrant Indenture as a resolution either passed at a meeting of the holders of Purchase Warrants by holders of not less than 66⅔% of the Purchase Warrants represented at the meeting or adopted by instruments in writing signed by the holders of not less than 66⅔% of all Purchase Warrants then outstanding.
The foregoing discussion of the material terms and provisions of the Purchase Warrants is qualified in its entirety by reference to the detailed provisions of the Purchase Warrant Indenture, a copy of which is filed on SEDAR and may be obtained at at www.sedar.com or by contacting Ivanhoe.
     Book-Entry System for Underlying Securities
The Underlying Securities will be issued in “book-entry only” form and must be purchased or transferred through a participant (a “Participant”) in the depository service of Clearing and Depository Services Inc. (“CDS”). In connection with the Distribution, the Trustee will cause the Underlying Securities to be delivered to CDS and registered in the name of its nominee. The Underlying Securities will be evidenced by book-entry only certificates. Registration of interests in and transfers of the Underlying Securities will be made only through the depository service of CDS.
Except as described below, a purchaser acquiring a beneficial interest in the Underlying Securities (a “Beneficial Owner”) will not be entitled to a certificate or other instrument from the Trustee or CDS evidencing that purchaser’s interest therein, and such purchaser will not be shown on the records maintained by CDS, except through a Participant. Such purchaser will receive a confirmation of purchase from the Agent or other registered dealer from whom Underlying Securities are purchased.
Neither the Company nor the Agent will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the Underlying Securities held by CDS or the payments relating thereto; (b) maintaining, supervising or reviewing any records relating to the Underlying Securities; or (c) any advice or representation made by or with respect to CDS and contained in this short form prospectus and relating to the rules governing CDS or any action to be taken by CDS or at the direction of its Participants. The rules governing CDS provide that it acts as the agent and depositary for the Participants. As a result, Participants must look solely to CDS and Beneficial Owners must look solely to Participants with respect to the transfer, sale and other dealings with the Underlying Securities.
As indirect holders of Underlying Securities, investors should be aware that they (subject to the situations described below): (a) may not have Underlying Securities registered in their name; (b) may not have physical certificates representing their interest in the Underlying Securities; (c) may not be able to sell the Underlying Securities to institutions required by law to hold physical certificates for securities they own; and (d) may be unable to pledge Underlying Securities as security.
The Underlying Securities will be issued to Beneficial Owners in fully registered and certificated form only if: (a) CDS or the Company has notified the Trustee that CDS is unwilling or unable to continue as the depository or CDS ceases to be a clearing agency in good standing under applicable laws and, in either case, the Company is unable to locate a qualified successor depository within 90 days of delivery of such notice; (b) the Company has determined, in is sole discretion, to terminate the book-entry only system in respect of the Underlying Securities and has communicated such determination to the Trustee in writing; (c) the book-entry only system administered by CDS ceases to exist; or (d) CDS or the Company are required by law to provide registered and certificated Underlying Securities.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
In the opinion of Goodmans LLP, Canadian tax counsel to the Company and Burnet, Duckworth & Palmer LLP, Canadian counsel to the Agent, the following is a summary of the principal Canadian federal income tax considerations generally applicable to the acquisition, holding and disposition of Common Shares and Purchase Warrants that are qualified for distribution pursuant to this short form prospectus. This summary is applicable to a holder who, for purposes of the Tax Act, holds the Common Shares and Purchase Warrants as capital property, and deals at arm’s length and is not affiliated with the Company. The Common Shares and Purchase Warrants will generally be considered capital property to a holder unless either the holder holds them in the course of carrying on a business of buying and selling securities or the holder has acquired them in a transaction or transactions considered to be an adventure in the nature of trade. Certain holders who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to make an irrevocable election permitted by subsection 39(4) of the Tax Act to have the Common Shares and every other “Canadian security” (as defined in the Tax Act), owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Holders should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is available or advisable, in their particular circumstances.
This summary is not applicable to a holder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) that is a “specified financial institution” or a “restricted financial institution”; (iii) an interest in which is a “tax shelter investment”; or (iv) to which the “functional currency” reporting rules in section 261 of the Tax Act apply, (all within the meaning of the Tax Act). Such holders should consult their own tax advisors.
This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), all proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance prior to the date hereof (the “Proposals”) and counsel’s understanding of the administrative and assessing practices and policies of the Canada Revenue Agency (“CRA”) which have been made publicly available prior to the date hereof. No assurance can be given that the Proposals will be enacted as proposed, if at all. This summary does not take into account or anticipate any other changes in law, whether by legislative, regulatory, administrative or judicial decision or action or changes in the administrative practices of CRA, is not exhaustive of all Canadian federal income tax considerations and does not take into account other federal tax considerations or provincial, territorial or foreign income tax legislation or considerations.
This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Common Shares or Purchase Warrants. The income and other tax consequences of acquiring, holding and disposing of Common Shares or Purchase Warrants will vary according to the status of the holder, the province or provinces in which the holder resides or carries on business and, generally, the holder’s own particular circumstances. Accordingly, the following description of income tax matters is of a general nature only and is not intended to constitute advice to any particular holder. Prospective holders should consult their own tax advisors with respect to the income tax consequences of investing in Common Shares or Purchase Warrants, based on the holder’s particular circumstances.
Currency
Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts must be determined in Canadian dollars based on the daily noon rate as quoted by the Bank of Canada for the applicable day (or, if there is no such rate quoted for the applicable day, the closest preceding day for which such a rate is quoted) or such other rate of exchange that is acceptable to the CRA. Holders may therefore realize additional income, gains or losses by virtue of changes in foreign currency exchange rates.

Residents of Canada
The following part of the summary is applicable to holders who, at all relevant times are, or are deemed to be, resident in Canada for the purposes of the Tax Act and any applicable income tax treaty or convention.
Exercise of Purchase Warrants
No gain or loss will be realized by a holder upon the exercise of a Purchase Warrant to acquire an Underlying Share. When a Purchase Warrant is exercised, the holder’s cost of the Underlying Share acquired thereby will be equal to the aggregate of the holder’s adjusted cost base of such Purchase Warrant and the exercise price paid for the Underlying Share. The holder’s adjusted cost base of the Underlying Share so acquired will be determined by averaging such cost with the adjusted cost base to the holder of all Common Shares held by the holder as capital property immediately prior to such acquisition.
Disposition and Expiry of Purchase Warrants
A disposition or deemed disposition by a holder of a Purchase Warrant (other than upon the exercise thereof) will generally give rise to a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or less) than such holder’s adjusted cost base of the Purchase Warrant. In the event of the expiry of an unexercised Purchase Warrant, the holder will realize a capital loss equal to the holder’s adjusted cost base of such Purchase Warrant. The tax treatment of capital gains and losses is discussed in greater detail below under the heading “Disposition of Common Shares”.
Disposition of Common Shares
In general, a holder of a Underlying Share will realize a capital gain (or capital loss) on a disposition, or a deemed disposition of such Underlying Share (other than to the Company), equal to the amount by which the proceeds of disposition of the Underlying Share net of any costs of disposition, exceed (or are less than) the adjusted cost base of the Underlying Share to the holder.
A holder will be required to include in income one-half of the amount of any capital gain (a ‘‘taxable capital gain’’) realized in the year of a disposition of the Common Shares and will generally be entitled to deduct one half of the amount of any capital loss against taxable capital gains realized in the year of a disposition, the three preceding years or any subsequent year, to the extent and under the circumstances described in the Tax Act.
In general, in the case of a holder that is a corporation, the amount of any capital loss otherwise determined arising from a disposition or deemed disposition of Common Shares may be reduced by the amount of dividends previously received thereon, or deemed received thereon, to the extent and under circumstances prescribed in the Tax Act. Analogous rules apply where a corporation is, directly or through a trust or partnership, a member of a partnership or a beneficiary of a trust which owns Common Shares.
A holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” as defined in the Tax Act may be liable to pay, in addition to the tax otherwise payable under the Tax Act, a refundable tax of 6⅔% of its “aggregate investment income” for the year which is defined to include taxable capital gains.

Taxation of Dividends on Common Shares
Dividends (including deemed dividends) received on the Common Shares by a holder who is an individual (other than by certain trusts) will be included in the individual’s income and will generally be subject to the gross-up and the dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations. To the extent the Company designates the dividends as “eligible dividends” in the prescribed manner, the holder will be subject to the enhanced gross-up and dividend tax credit rules.
Dividends (including deemed dividends) received on the Common Shares by a holder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing the corporation’s taxable income.
A holder that is a “private corporation”, as defined in the Tax Act, or any other corporation controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally be liable to pay a 33?% refundable tax under Part IV of the Tax Act on dividends received (or deemed to be received) on the Common Shares to the extent such dividends are deductible in computing its taxable income.
Alternative Minimum Tax
Individuals, including certain trusts, are subject to an alternative minimum tax. Generally, dividends received or deemed to be received on the Common Shares and capital gains realized on a disposition or deemed disposition of Common Shares may increase a holder’s liability for alternative minimum tax. Holders should consult their own advisors with respect to the potential application of the alternative minimum tax.
Non-Residents of Canada
This part of the summary is generally applicable to a holder who, at all relevant times, is neither a resident, nor deemed to be a resident, of Canada for purposes of the Tax Act and any applicable income tax treaty or convention, and who does not use or hold, and is not deemed to use or hold, the Common Shares in carrying on a business in Canada (a “Non-Resident Holder”).
Exercise of Purchase Warrants
No gain or loss will be realized by a Non-Resident Holder upon the exercise of a Purchase Warrant to acquire an Underlying Share. When a Purchase Warrant is exercised, the Non-Resident Holder’s cost of the Underlying Share acquired thereby will be equal to the aggregate of the holder’s adjusted cost base of such Purchase Warrant and the exercise price paid for the Underlying Share. For the purposes of the Tax Act, such amounts are to be determined in Canadian dollars as described above. The holder’s adjusted cost base of the Underlying Share so acquired will be determined by averaging such cost with the adjusted cost base to the holder of all Common Shares held by the holder as capital property immediately prior to such acquisition.
Disposition of Common Shares
A Non-Resident Holder of Common Shares will generally not be subject to tax under the Tax Act in respect of the disposition of such shares, provided that the Common Shares are not, and are not deemed to be, “taxable Canadian property” (as defined in the Tax Act) to such holder at the time of disposition. Generally, Common Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that: (i) the shares are listed on a designated stock exchange (which includes

TSX and NASDAQ); (ii) at no time during the sixty (60) month period immediately preceding the disposition of the shares did the holder, either alone or in combination with one or more persons with whom the holder does not deal at arm’s length, own or have an interest in or an option in respect of, 25% or more of the issued shares of any class or series of shares in the capital of the Company; and, (iii) the shares are not deemed under the Tax Act to be taxable Canadian property of the Non-Resident Holder.
In the event that the Common Shares are or are deemed to be taxable Canadian property to a Non- Resident Holder, the tax consequences of realizing a capital gain on the disposition of such shares as described under the heading “Residents of Canada — Disposition of Common Shares” generally will apply, subject to the Non-Resident Holder being entitled to relief under the provisions of an applicable income tax treaty or convention. Non-Resident Holders whose Common Shares are taxable Canadian property should consult with their own tax advisors for advice having regard to their particular circumstances.
Disposition and Expiry of Purchase Warrants
A Non-Resident Holder of Purchase Warrants will generally not be subject to tax under the Tax Act in respect of the disposition or expiry of such Purchase Warrants, provided that the Common Shares are not, and are not deemed to be, “taxable Canadian property” (as defined in the Tax Act) to such Non-Resident Holder at the time of disposition (see “Non-Residents — Disposition of Common Shares” for a discussion of the circumstances in which the Common Shares will constitute taxable Canadian property). In the event that the Common Shares (and, consequently, the Purchase Warrants) are or are deemed to be taxable Canadian property to a Non-Resident Holder, the tax consequences of the disposition or expiry of such Purchase Warrants are as described under the heading “Residents of Canada — Disposition and Expiry of Purchase Warrants”, subject to the Non-Resident Holder being entitled to relief under the provisions of an applicable income tax treaty or convention.
Taxation of Dividends on Common Shares
Dividends on the Common Shares paid or credited or deemed to be paid or credited to a Non-Resident Holder will be subject to a non-resident withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of any applicable income tax treaty or convention. For example, under the Canada-United States Income Tax Convention (1980) (the “Convention”), the withholding tax rate is generally reduced to 15% in respect of a dividend paid to a person who does not hold 10% or more of the voting stock of the Company, is the beneficial owner of the dividend, who is resident in the United States for purposes of the Convention and whose entitlements to the benefits of the Convention are not limited by the limitation on benefits provision of the Convention. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under the Convention, or any other applicable tax treaty, based on their particular circumstances.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the principal United States federal income tax considerations relevant to a U.S. Holder (as defined below) of conversion of the Special Warrants to Common Shares and Purchase Warrants and of holding and disposing of the Common Shares and of holding, exercising and disposing of the Purchase Warrants. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), United States judicial decisions, administrative pronouncements, existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. No ruling has been obtained, and no ruling will be requested, from the United States Internal Revenue Service with respect to any of the United States federal income tax consequences described below, and as a result, there can be no assurance that the United States Internal Revenue Service will not disagree with or challenge any of the conclusions that are reached and describe herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Common Shares or Purchase Warrants that is (i) an individual who is a citizen or resident of the United States as determined for United States federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (x) the administration of which is subject to the primary jurisdiction of a United States court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has an election in effect under applicable income tax regulations to be treated as a U.S. person.
If a partnership is a beneficial owner of the Common Shares or Purchase Warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires Common Shares and Purchase Warrants, you should consult your tax advisor regarding the tax consequences of acquiring, holding and disposing of the Common Shares and acquiring, holding, exercising and disposing of the Purchase Warrants.
This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their particular circumstances, including investors subject to special tax rules, such as financial institutions, regulated investment companies, real estate investment trusts, insurance companies, broker-dealers, tax-exempt organizations, holders who own (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote, investors that hold Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, persons subject to the alternative minimum tax or investors that have a functional currency other than the U.S. dollar, all of which may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any non-U.S., state or local tax considerations. This summary assumes that investors will hold their Common Shares as “capital assets” (generally, property held for investment) under the Internal Revenue Code. Prospective investors are urged to consult their tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relevant to an investment in the Common Shares and Purchase Warrants.
IRS Circular 230 disclosure: To ensure compliance with Treasury Department Circular 230, each holder and/or purchaser of Special Warrants, Purchase Warrants and Common Shares is hereby notified that: (a) any discussion of tax issues herein is not intended or written to be relied upon, and cannot be relied upon, by a holder and/or purchaser for the purpose of avoiding penalties that may be imposed on such holder and/or purchaser under applicable tax law; (b) such discussion is included herein in connection with the promotion or marketing (within the meaning of Circular 230) of the offer to sell Special Warrants, Purchase Warrants and Common Shares by Ivanhoe; and (c) a holder and/or purchaser of Special Warrants, Purchase Warrants and Common Shares should seek advice based on its particular circumstances from an independent advisor.
Exercise of Special Warrants
Because holders of Special Warrants will receive Common Shares and Purchase Warrants without taking any action and without the payment of any additional consideration after this short form prospectus qualifies the issuance of such securities, and although there is no authority directly on point, Ivanhoe believes that the Special Warrants will be treated as an executory contract to acquire the Common Shares and Purchase Warrants for United States federal income tax purposes. Accordingly, there should be no United States federal income tax consequences to a U.S. Holder upon the conversion of the

Special Warrants to Common Shares and Purchase Warrants. A U.S. Holder will not recognize gain or loss on the conversion and will have a tax basis in the Common Shares and Purchase Warrants acquired pursuant to the conversion of the Special Warrants, allocated based on the relative fair market value of the Common Shares and Purchase Warrants, equal to the amount paid for the Special Warrants. The holding period of the Common Shares and Purchase Warrants so acquired will begin on the day after the Special Warrants are exercised or, possibly, the day after the Prospectus qualifies the issuance of the securities.
Alternatively, the Special Warrants could be treated for United States federal income tax purposes as representing ownership of the Common Shares and Purchase Warrants from the time the Special Warrants were acquired, in which event the U.S. federal income tax consequences of their exercise would be as described above, except that the holding period of the Common Shares and Purchase Warrants would begin on the day after the Special Warrants were acquired. U.S. Holders should consult their own tax advisors regarding alternative characterizations of the exercise of the Special Warrants.
U.S. Federal Income Tax Consequences of the Exercise, Disposition, and Lapse of Purchase Warrants
Exercise of Purchase Warrants
A U.S. Holder should not recognize gain or loss on the exercise of a Purchase Warrant and related receipt of an Underlying Share. A U.S. Holder’s initial tax basis in the Underlying Share received on the exercise of a Purchase Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Purchase Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Purchase Warrant. A U.S. Holder’s holding period for the Underlying Share received on the exercise of a Purchase Warrant should begin on the date that such Purchase Warrant is exercised by such U.S. Holder.
Disposition of Purchase Warrants
A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Purchase Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Purchase Warrant sold or otherwise disposed of. Subject to the discussion below under “Passive Foreign Investment Company (PFIC) Considerations”, any such gain or loss generally will be a short-term capital gain or short-term capital loss.
Lapse of Purchase Warrant
Upon the lapse or expiration of a Purchase Warrant, a U.S. Holder should recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Purchase Warrant. Any such loss generally will be a capital loss and will be short-term capital loss or long-term capital loss, depending on whether the New Warrants are held for more than one year.
Adjustment to Conversion Ratio
Under Section 305 of the Code, an adjustment to the number of Common Shares that will be issued on exercise of the Purchase Warrants, or an adjustment to the exercise price of the Purchase Warrants, may be treated as a constructive distribution to a U.S. Holder of the Purchase Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or assets of Ivanhoe, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to Shareholders). (See more detailed discussion of the rules applicable to distributions made by Ivanhoe at “U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares — Distributions on Common Shares” below.)

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares
Distributions on Common Shares
Subject to the discussion under “Passive Foreign Investment Company (PFIC) Considerations” below, the gross amount of any distribution paid by Ivanhoe will generally be subject to United States federal income tax to the extent paid out of Ivanhoe’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Such amount will be includable in gross income by a U.S. Holder as ordinary income on the date such U.S. Holder actually or constructively receives the distribution. Dividends paid by Ivanhoe will not be eligible for the dividends received deduction allowed to corporations.
Subject to applicable exceptions with respect to short-term and hedged positions, certain dividends received by non-corporate U.S. Holders prior to January 1, 2011 from a “qualified foreign corporation” may be eligible for reduced rates of taxation (“qualified dividends”). A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. The U.S. Treasury has determined that the Convention meets these requirements, and Ivanhoe believes it is eligible for the benefits of the Convention. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on ordinary shares that are readily tradeable on an established securities market in the United States. U.S. Treasury guidance indicates that the Common Shares will be readily tradeable on an established securities market; however, there can be no assurance that the Common Shares will be considered readily tradeable on an established securities market in future years. Dividends received by United States investors from a foreign corporation that was a PFIC in either the taxable year of the distribution or the preceding taxable year will not constitute qualified dividends. As discussed below in “Passive Foreign Investment Company (PFIC) Considerations”, Ivanhoe does not believe it is a PFIC.
Dividends received by a U.S. Holder with respect to Common Shares will constitute foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid by Ivanhoe with respect to the Common Shares will, depending on a holder’s circumstances, be “passive category” or “general category” income.
Subject to certain limitations, any Canadian tax withheld with respect to distributions made on the Common Shares may be treated as foreign taxes eligible for credit against a U.S. Holder’s federal income tax liability. Alternatively, a U.S. Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for United States federal income tax purposes. The rules governing the foreign tax credit are complex and involve the application of rules that depend on each taxpayer’s particular circumstances. Accordingly, each U.S. Holder is urged to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.
To the extent that a distribution exceeds the amount of Ivanhoe’s current or accumulated earnings and profits, as determined under United States federal income tax principles, it will be treated first as a tax-free return of capital, causing a reduction in the U.S. Holder’s adjusted basis in the Common Shares held by such U.S. Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such U.S. Holder upon a subsequent disposition of the Shares), with any amount that exceeds the adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed below). However, Ivanhoe does not intend to maintain calculations of earnings and profits in accordance with United States federal income tax principles, and each U.S. Holder should therefore assume that any distribution by Ivanhoe with respect to the Common Shares will constitute ordinary dividend income.
The gross amount of distributions paid in any foreign currency will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the distributions are paid, regardless of whether the payment is in fact converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of the foreign currency distributions. If instead the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss.
Sale, Exchange or Other Disposition of Common Shares
Subject to the discussion below under “Passive Foreign Investment Company (PFIC) Considerations,” a U.S. Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of Common Shares in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the Common Shares. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Common Shares for more than one year at the time of the sale, exchange or other disposition. The deductibility of capital losses is subject to significant limitations under the Internal Revenue Code.
Gain or loss, if any, that a U.S. Holder realizes upon a sale, exchange or other taxable disposition of Common Shares will be treated as having a United States source for U.S. foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credits arising from any Canadian tax imposed on the sale, exchange or other taxable disposition of Common Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.
If a U.S. Holder receives any foreign currency on the sale of Common Shares, such U.S. Holder may recognize ordinary income or loss as a result of currency fluctuations between the date of the sale of Common Shares and the date the sale proceeds are converted into U.S. dollars.
Passive Foreign Investment Company (PFIC) Considerations
Special United States federal income tax rules apply to U.S. persons owning stock of a PFIC. A foreign corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the average value (or, if elected, the adjusted tax basis) of its assets are considered “passive assets” (generally, assets that generate passive income).
Under the PFIC rules, we believe that we were not a PFIC for 2009 and do not expect to become a PFIC for 2010. However, the determination of whether or not we are a PFIC is made on an annual basis and is based on the types of income we earn and the types and value of the Company’s assets from time to time, all of which are subject to change, as well as, in part, the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Furthermore, there can be no assurance regarding the PFIC classification of Ivanhoe for 2010 and subsequent taxable years, because PFIC classification is fundamentally factual in nature and generally cannot be determined until the close of the taxable year in question.

If the Company were classified as a PFIC for any taxable year during which a U.S. Holder holds Common Shares, such U.S. Holder would be subject to increased tax liability (possibly including an interest charge) upon the sale or other disposition of the Common Shares or upon the receipt of certain distributions treated as “excess distributions,” unless such U.S. Holder elects to be taxed currently (as discussed below) on its pro rata portion of the Company’s income, regardless of whether such income was actually distributed. An excess distribution generally would be any distribution to a U.S. Holder with respect to Common Shares during a single taxable year that is greater than 125% of the average annual distributions received by such U.S. Holder with respect to Common Shares during the three preceding taxable years or, if shorter, during the U.S. Holder’s holding period for the Common Shares or Common Shares.
If the Common Shares are regularly traded on a registered national securities exchange or certain other exchanges or markets, then such Common Shares would constitute “marketable stock” for purposes of the PFIC rules, and a U.S. Holder would not be subject to the foregoing PFIC rules if it made a mark-to-market election. After making such an election, a U.S. Holder generally would include as ordinary income each year the excess, if any, of the fair market value of the Common Shares at the end of the taxable year over its adjusted basis in such shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. A U.S. Holder also would be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of the Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income that was previously included as a result of the mark-to-market election). A U.S. Holder’s tax basis in the Common Shares would be adjusted to reflect any income or loss amounts resulting from a mark-to-market election. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Common Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. In the event that we are classified as a PFIC, each U.S. Holder is urged to consult its tax advisor regarding the availability of the mark-to-market election, and whether the election would be advisable in its particular circumstances.
The PFIC tax rules outlined above would not apply to a U.S. Holder that elects to treat Ivanhoe as a “qualified electing fund” or “QEF.” Each U.S. Holder should consult its tax advisor as to the availability and consequences of such an election. In particular, an election to treat us as a QEF will not be available if we do not provide the information necessary to make such an election. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC or, in certain cases, QEF inclusions.
Notwithstanding any election made with respect to the Common Shares, dividends received with respect to the Common Shares will not constitute “qualified dividend income” if we are a PFIC in either the year of the distribution or the preceding taxable year. Dividends that do not constitute qualified dividend income are not eligible for taxation at the reduced tax rate discussed above in “United States Income Tax Consequences — Distributions.” Instead, such dividends would be subject to tax at ordinary income rates. If a U.S. Holder owns the Common Shares during any year in which we are a PFIC, such U.S. Holder must also file IRS Form 8621.
Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of holding the Common Shares if we are considered a PFIC in any taxable year.
U.S. Information Reporting and Backup Withholding Tax
Under United States federal income tax law and regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. Penalties for failure to file certain of these information returns are severe.

Dividends and proceeds from the sale or other disposition of Common Shares that are paid in the United States or by a U.S.-related financial intermediary will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient. In addition, payments that are subject to information reporting may be subject to backup withholding (currently at the rate of 28%) if a U.S. Holder does not provide its taxpayer identification number and otherwise comply with the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are available to be credited against a U.S. Holder’s U.S. federal income tax liability and may be refunded to the extent they exceed such liability, provided the required information is provided to the United States Internal Revenue Service.
PRIOR SALES OF SECURITIES
The following table summarizes issuances of Common Shares and securities convertible into Common Shares within the twelve (12) months prior to the date of this short form prospectus, excluding securities issued pursuant to the Offering. “C/S” refers to Common Shares and the price per security represents the issue price per Common Share. “P/W” refers to Common Share purchase warrants, each exercisable to purchase one (1) Common Share and the price per security represents the exercise price per Common Share. “S/O” refers to incentive stock options issued under the Company’s equity incentive plan, each exercisable to purchase one (1) Common Share and the price per security represents the exercise price per Common Share.

Date of Issuance	Description of Transaction	Number Issued	Price per Security
April 29, 2009	S/O grant	550,000 S/O	Cdn.$1.51
June 30, 2009	S/O grant	200,000 S/O	Cdn.$1.67
September 17, 2009	S/O grant	2,548,000 S/O	Cdn.$2.22
September 29, 2009	S/O grant	700,000 S/O	Cdn.$2.51
September 30, 2009	S/O exercise	45,679 C/S	U.S.$2.16
September 30, 2009	S/O exercise	200 C/S	U.S.$1.92
October 6, 2009	S/O exercise	22,160 C/S	U.S.$1.92
October 9, 2009	S/O exercise	44,720 C/S	U.S.$1.92
October 9, 2009	S/O exercise	91,358 C/S	U.S.$2.16
October 9, 2009	S/O exercise	50,000 C/S	U.S.$2.15
October 9, 2009	S/O exercise	15,000 C/S	Cdn.$2.22
October 13, 2009	S/O exercise	10,000 C/S	Cdn.$2.22
October 15, 2009	S/O exercise	59,504 C/S	U.S.$2.42

Date of Issuance	Description of Transaction	Number Issued	Price per Security
October 22, 2009	S/O exercise	10,000 C/S	U.S.$2.06
October 29, 2009	S/O grant	115,000 S/O	Cdn.$2.54
November 26,2009	Acquisition by exchange of securities(1)	2,683,291 C/S	N/A
November 26, 2009	Acquisition by exchange of securities(1)	735,449 P/W	Cdn.$4.05
November 26, 2009	Payment of finder’s fee(1)	80,494 C/S	N/A
December 2, 2009	S/O exercise	50,000 C/S	U.S.$2.06
December 7, 2009	S/O grant	75,000 S/O	Cdn.$2.79
December 30, 2009	S/O exercise	10,000 C/S	Cdn.$2.80*
December 30, 2009	S/O exercise	5,000 C/S	U.S.$2.42
January 4, 2010	S/O exercise	10,000 C/S	Cdn.$2.80
January 5, 2010	S/O exercise	10,000 C/S	Cdn.$2.80
January 5, 2010	S/O exercise	20,000 C/S	U.S.$2.63
January 6, 2010	S/O exercise	10,000 C/S	Cdn.$2.80
January 6, 2010	S/O exercise	19,753 C/S	U.S.$2.43
January 7, 2010	S/O exercise	10,000 C/S	Cdn.$2.80
January 7, 2010	S/O exercise	16,000 C/S	Cdn.$2.22
January 8, 2010	S/O exercise	10,000 C/S	Cdn.$2.80
January 12, 2010	S/O exercise	10,000 C/S	U.S.$2.29

Note:

(1)	These securities were issued in connection with the acquisition of all of the issued and outstanding common shares and purchase warrants of PanAsian Petroleum Ltd. See “Ivanhoe Energy Inc. — Summary Description of Business — Recent Developments”. 2,052,571 Common Shares have been issued and 630,720 Common Shares remain reserved for issuance pending receipt of letters of transmittal from former shareholders of PanAsian Petroleum Ltd.
TRADING PRICE AND VOLUME
The Common Shares are listed for trading on the TSX under the trading symbol “IE”. The trading price range and volume for Common Shares on the TSX since January 1, 2009 are set out below. All prices are Canadian dollars.

			Close	Volume
Month	High	Low	(as at month end)	(Common Shares)
January 2009	$0.88	$0.57	$0.70	4,615,735
February 2009	$0.86	$0.62	$0.71	2,637,093
March 2009	$1.53	$0.59	$1.53	19,136,496

			Close	Volume
Month	High	Low	(as at month end)	(Common Shares)
April 2009	$1.78	$1.38	$1.77	22,709,480
May 2009	$2.16	$1.56	$1.78	12,859,165
June 2009	$1.96	$1.55	$1.78	5,643,927
July 2009	$1.73	$1.31	$1.44	3,241,735
August 2009	$1.70	$1.35	$1.68	3,496,118
September 2009	$2.98	$1.55	$2.47	16,866,808
October 2009	$3.05	$2.20	$2.52	13,466,273
November 2009	$2.88	$2.44	$2.82	7,379,213
December 2009	$3.25	$2.52	$2.96	5,576,479
January 2010(1)	$3.39	$2.84	$3.13	12,303,440

Note:

(1)	From January 1, 2010 to January 28, 2010
RISK FACTORS
Investment in securities of Ivanhoe involves a significant degree of risk and should be considered speculative due to the nature of Ivanhoe’s business and the present stage of its development.
Risks related to the Common Shares and the Distribution
Investors should give careful consideration to the following risks related to the Common Shares and the Distribution:
•	There is no trading market for the Special Warrants and Purchase Warrants and no such market is expected to develop. There is currently no market through which the Special Warrants or the Purchase Warrants may be sold and purchasers may not be able to resell the Special Warrants purchased under the Offering or the Purchase Warrants received upon conversion of the Special Warrants. There is currently no market through which the Special Warrants or the Purchase Warrants may be sold and purchasers may not be able to resell the Special Warrants purchased under the Offering or the Purchase Warrants received upon conversion of the Special Warrants. This may affect the pricing of the Special Warrants and the Purchase Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Special Warrants and Purchase Warrants and the extent of issuer regulation. Application has been made to TSX to list the Common Shares qualified under this short form prospectus and the TSX has conditionally approved the listing of such Common Shares. Nevertheless, listing will be subject to the Company fulfilling all the listing requirements of TSX.
•	Further equity financing may substantially dilute the interests of Ivanhoe’s shareholders. Ivanhoe will require additional funds to fund the development of its projects. If it raises additional funding by issuing additional equity securities, such financing may substantially dilute the interests of its shareholders.

•	Ivanhoe’s Common Shares may experience price and volume fluctuations and the market price for its Common Shares after the Distribution may drop below the price paid by holders for the Special Warrants. Securities markets can demonstrate a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that any such future fluctuations will not affect the market price of the Common Shares after the Distribution, which may decline below the price paid by holders for the Special Warrants.
•	Ivanhoe does not expect to pay dividends on its Common Shares in the foreseeable future. Ivanhoe has not paid any dividends on its outstanding Common Shares since its incorporation and does not anticipate that it will do so in the foreseeable future. The declaration of dividends on the Common Shares is, subject to certain statutory restrictions described below, within the discretion of the board of directors of the Company (the “Board”) based on the Board’s assessment of, among other factors, Ivanhoe’s earnings or lack thereof, its capital and operating expenditure requirements and its overall financial condition. Under the YBCA, the Board has no discretion to declare or pay a dividend on the Common Shares if the Board has reasonable grounds for believing that Ivanhoe is, or after payment of the dividend would be, unable to pay its liabilities as they become due or that the realizable value of its assets would, as a result of the dividend, be less than the aggregate sum of its liabilities and the stated capital of the Common Shares.

Risks related to Ivanhoe’s Business
Investors should give careful consideration to the risk factors described in “Risk Factors” on pages 16 through 22 of the AIF, which is incorporated by reference in and forms part of this short form prospectus. These risk factors include:
•	Ivanhoe may not be able to meet its substantial future capital requirements.
•	Ivanhoe has fixed and contingent payment obligations to Talisman Energy Canada.
•	Ivanhoe’s HTL™ projects in Canada, Ecuador and Mongolia are at a very early stage of development.
•	Heavy oil exploration and development involves increased operational risks.
•	Ivanhoe may not successfully commercialize the technology, and commercial-scale HTL™ plants based on its technology may never be successfully constructed or operated.
•	Ivanhoe’s efforts to commercialize the HTL™ Technology may give rise to claims of infringement upon the patents or proprietary rights of others.
•	Technological advances could significantly decrease the cost of upgrading heavy oil and, if Ivanhoe is unable to adopt or incorporate technological advances into its operations, the HTL™ Technology could become uncompetitive or obsolete.
•	The development of alternate sources of energy could lower the demand for the HTL™ Technology.
•	The volatility of oil prices may affect the Company’s financial results.

•	Lower oil prices could negatively impact the Company’s ability to borrow.
•	Ivanhoe may be required to take write-downs if oil prices decline, the Company’s estimated development costs increase or the Company’s exploration results deteriorate.
•	The Company’s ability to sell assets and replace revenues generated from any sale of its existing properties depends upon market conditions and numerous uncertainties.
•	The Company’s heavy oil project in Canada may be exposed to title risks and aboriginal claims.
•	Ivanhoe’s investment in Ecuador may be at risk if the agreement through which it holds its interest in the Block 20 project is challenged or cannot be enforced.
•	Estimates of proved reserves and future net revenue may change if the assumptions on which such estimates are based prove to be inaccurate.
•	No reserves have yet been established in respect of the Company’s HTL™ projects in Canada and Ecuador.
•	Information in this short form prospectus, including information incorporated by reference in this short form prospectus, regarding the Company’s future plans reflects management’s current intent and is subject to change.
•	Ivanhoe’s business may be harmed if the Company is unable to retain its interests in licenses, leases and production sharing contracts.
•	Ivanhoe may incur significant costs on exploration or development efforts which may prove unsuccessful or unprofitable.
•	Ivanhoe’s business involves many operating risks that can cause substantial losses; insurance may not protect the Company against all these risks.
•	Changes to laws, regulations and government policies in Canada or Ecuador could adversely affect the Company’s ability to develop its HTL™ projects.
•	Complying with environmental and other government regulations could be costly and could negatively impact Ivanhoe’s production.
•	Ivanhoe competes for oil and gas properties with many other exploration and development companies throughout the world who have access to greater resources.
•	The Company’s principal shareholder may significantly influence its business.
•	If Ivanhoe loses key management and technical personnel, its business may suffer.
If any of the foregoing events or other risk factor events as described in the AIF occur, Ivanhoe’s business, financial condition or results of operations may be materially adversely affected. In that event, the market price of Ivanhoe’s securities could decline and investors could lose all or part of their investment.

AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditors of Ivanhoe are Deloitte & Touche LLP, Chartered Accountants, Calgary, Alberta. The registrar and transfer agent for the Common Shares in Canada is CIBC Mellon Trust Corporation at its offices in Vancouver, British Columbia and Toronto, Ontario.
LEGAL MATTERS
Certain Canadian legal matters in connection with the Distribution will be passed upon by Goodmans and Goodmans LLP on behalf of Ivanhoe and on behalf of the Agent by Burnet, Duckworth & Palmer LLP. In addition, certain legal matters relating to United States law in connection with the Distribution will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York on behalf of Ivanhoe. As at the date hereof, the partners and associates of each firm mentioned above own less than one per cent of the outstanding Common Shares.
INTERESTS OF EXPERTS
As of the date hereof, GLJ Petroleum Consultants Ltd., the independent evaluator of the Company’s reserves in China, and Netherland, Sewell and Associates Inc., the independent evaluator of the Company’s reserves in the United States (disposed of by the Company in their entirety in July 2009; see “Ivanhoe Energy Inc. — Summary Description of Business — Recent Developments”) (each a “Petroleum Expert”) and their respective designated professionals, do not beneficially own, directly or indirectly, any interest in securities or property of Ivanhoe or any of its associates or affiliates.
In addition, none of the respective designated professionals of a Petroleum Expert is or is expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.
For the purposes of the foregoing, “designated professional” means, in relation to a Petroleum Expert:
(a)	each partner, employee or consultant of the Petroleum Expert who participated in and who was in a position to directly influence the preparation of the evaluation of the Company’s reserves in China or the United States, as applicable, as at December 31, 2008 (the “Petroleum Expert’s Evaluation”); and
(b)	each partner, employee or consultant of the Petroleum Expert who was, at any time during the preparation of the Petroleum Expert’s Evaluation, in a position to directly influence the outcome of the preparation of the Petroleum Expert’s Evaluation, including, without limitation
(i)	any person who recommends the compensation of, or who provides direct supervisory, management or other oversight of, the partner, employee or consultant in the performance of the preparation of the Petroleum Expert’s Evaluation, including those at all successively senior levels through to the Petroleum Expert’s chief executive officer;
(ii)	any person who provides consultation regarding technical or industry-specific issues, transactions or events for the preparation of the Petroleum Expert’s Evaluation; and

(iii)	any person who provides quality control for the preparation of the Petroleum Expert’s Evaluation.
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. Purchasers should refer to the applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.
CONTRACTUAL RIGHTS OF ACTION FOR RESCISSION
The Company has granted to each holder of Special Warrants a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrants were initially acquired. The contractual right of rescission provides that if a holder of Special Warrants who acquires Common Shares as provided for in this short form prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the short form prospectus or an amendment to the short form prospectus containing a misrepresentation:
(a)	the holder is entitled to rescission of both the holder’s exercise of its Special Warrants and the private placement transaction under which the Special Warrants were initially acquired;
(b)	the holder is entitled in connection with the rescission to a full refund of all consideration paid to the Agent or the Company, as the case may be, on the acquisition of the Special Warrants; and
(c)	if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.
The contractual rights of action described above are in addition to and without derogation from any other right of remedy that the purchaser may have at law.

AUDITORS’ CONSENT
We have read the preliminary short form prospectus of Ivanhoe Energy Inc. (the “Company”) dated January 29, 2010 qualifying the distribution of 41,666,667 common shares and 10,416,667 share purchase warrants of the Company to be issued upon the conversion of 41,666,667 special warrants. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.
We consent to the incorporation by reference in the above-mentioned short form prospectus of our report to the board of directors and shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2008 and 2007; and the consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2008. Our report is dated February 26, 2009 (except as to Note 19, which is as of January 21, 2010).
(signed)
Chartered Accountants
Calgary, Alberta
January 29, 2010

CERTIFICATE OF IVANHOE ENERGY INC.
Dated:  January 29, 2010
This short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the provinces of British Columbia, Alberta, Manitoba and Ontario.

(signed) Robert M. Friedland President and Chief Executive Officer	(signed) Gerald Schiefelbein Chief Financial Officer
On behalf of the Board of Directors

(signed) A. Robert Abboud Director	(signed) Peter Meredith Director

CERTIFICATE OF THE AGENT
Dated:  January 29, 2010
To the best of our knowledge, information and belief, this short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the provinces of British Columbia, Alberta, Manitoba and Ontario.
MACQUARIE CAPITAL MARKETS CANADA LTD.
By: (signed) Thomas Ebbern
By: (signed) Josh Woitas